Exhibit 99.1

2016 – Q4

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended December 31, 2016

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Office Properties Average Occupancy Rates by Segment	15
Same Office Properties Period End Occupancy Rates by Segment	15
Same Office Property Real Estate Revenues and NOI by Segment	16
Same Office Property Cash NOI by Segment	17
Leasing – Total Office Portfolio	18-19
Lease Expiration Analysis	20-21
Top 20 Office Tenants	22
Investing Activity:	**Section IV**
Property Dispositions	23
Summary of Construction Projects	24
Summary of Redevelopment Projects	25
Office Property Construction and Redevelopment Placed in Service	26
Summary of Land Owned/Controlled	27
Capitalization:	**Section V**
Capitalization Overview	28
Summary of Outstanding Debt	29-30
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	34-37
Definitions	38-43
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations (sometimes also referred to as “Mission-Centric”). We also own a portfolio of office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties (sometimes also referred to as “Urban-Centric”). As of December 31, 2016, we derived 87% of our core portfolio annualized revenue from Defense/IT Locations and 13% from our Regional Office Properties. As of December 31, 2016, our core portfolio of 152 office properties, including six owned through an unconsolidated joint venture, encompassed 16.3 million square feet and was 94.4% leased. As of the same date, we also owned a wholesale data center with a critical load of 19.25 megawatts in operations.

Management:	Investor Relations:
Stephen E. Budorick, President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Paul R. Adkins, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Anthony Mifsud, EVP & CFO	Michelle Layne, Manager of IR
443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Jed Reagan	949-640-8780	jreagan@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel Financial Corp.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

Page	Three Months Ended	Year Ended
SUMMARY OF RESULTS	Refer.	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Net income (loss)	6	$26,603	$29,272	$(48,316)	$8,096	$62,617	$15,655	$188,878
NOI from real estate operations	14	$81,734	$82,010	$85,783	$81,212	$85,979	$330,739	$324,580
Same Office Property NOI	16	$63,861	$61,924	$61,896	$59,788	$61,914	$247,469	$243,525
Same Office Property Cash NOI	17	$63,938	$61,629	$62,083	$60,055	$61,359	$247,705	$237,860
Adjusted EBITDA	10	$76,781	$76,834	$79,625	$74,906	$79,718	$308,146	$299,867
Diluted AFFO avail. to common share and unit holders	9	$40,717	$37,998	$42,937	$36,835	$31,592	$158,487	$146,698
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$1.100	$1.100

Per share - diluted:
EPS	8	$0.22	$0.25	$(0.54)	$0.03	$0.59	$(0.03)	$1.74
FFO - NAREIT	8	$0.57	$0.49	$0.36	$0.39	$0.31	$1.82	$2.55
FFO - as adjusted for comparability	8	$0.51	$0.51	$0.52	$0.47	$0.52	$2.01	$2.01

Numerators for diluted per share amounts:
Diluted EPS	6	$20,976	$23,642	$(51,068)	$3,156	$55,581	$(3,294)	$169,787
Diluted FFO available to common share and unit holders	7	$56,558	$48,449	$35,194	$38,560	$30,488	$178,761	$249,454
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$50,219	$50,461	$50,630	$46,007	$50,858	$197,317	$195,824

Payout ratios:
Diluted FFO	N/A	49.5%	55.6%	76.6%	69.8%	88.3%	60.9%	43.1%
Diluted FFO - as adjusted for comparability	N/A	55.7%	53.4%	53.2%	58.5%	52.9%	55.1%	54.9%
Diluted AFFO	N/A	68.7%	70.9%	62.7%	73.1%	85.2%	68.6%	73.3%

CAPITALIZATION
Total Market Capitalization	28	$5,315,331	$4,887,466	$5,228,793	$4,947,152	$4,449,015
Total Equity Market Capitalization	28	$3,395,102	$2,996,247	$3,116,093	$2,788,272	$2,351,785
Gross debt	29	$1,950,229	$1,921,219	$2,112,700	$2,158,880	$2,097,230
Net debt to adjusted book	31	38.3%	41.2%	43.6%	43.3%	42.6%	N/A	N/A
Net debt plus preferred equity to adjusted book	31	42.9%	45.8%	48.0%	47.6%	47.0%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	3.1	x	3.1	x	2.9	x	2.7	x	2.9	x	3.0	x	3.0	x
Net debt to in-place adjusted EBITDA ratio	31	5.7	x	6.3	x	6.6	x	7.0	x	6.5	x	N/A	N/A
Net debt plus pref. equity to in-place adj. EBITDA ratio	31	6.3	x	7.0	x	7.2	x	7.6	x	7.2	x	N/A	N/A

OTHER
Revenue from early termination of leases	N/A	$794	$437	$338	$712	$400	$2,281	$1,823
Capitalized interest costs	N/A	$1,419	$1,242	$1,309	$1,753	$1,510	$5,723	$7,151

Corporate Office Properties Trust
Selected Portfolio Data

	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
	(1)
# of Operating Office Properties
Total Portfolio	164	168	181	179	177
Consolidated Portfolio	158	162	181	179	177
Core Portfolio	152	146	146	153	157
Same Office Properties	133	133	133	133	133

% Occupied
Total Portfolio	92.1%	91.3%	92.6%	92.3%	91.6%
Consolidated Portfolio	91.6%	90.8%	92.6%	92.3%	91.6%
Core Portfolio	92.9%	93.0%	92.3%	91.6%	92.7%
Same Office Properties	91.5%	91.3%	90.9%	90.6%	91.5%

% Leased
Total Portfolio	93.5%	92.8%	92.6%	92.3%	92.7%
Consolidated Portfolio	93.1%	92.4%	92.6%	92.3%	92.7%
Core Portfolio	94.4%	94.4%	93.8%	93.3%	93.9%
Same Office Properties	92.8%	93.1%	92.6%	92.4%	92.8%

Square Feet of Office Properties (in thousands)
Total Portfolio	17,190	17,488	18,402	18,250	18,053
Consolidated Portfolio	16,228	16,526	18,402	18,250	18,053
Core Portfolio	16,301	15,938	16,018	16,556	17,038
Same Office Properties	13,249	13,249	13,249	13,249	13,249

Wholesale Data Center (in megawatts (“MWs”))
Initial Stabilization Critical Load	19.25	19.25	19.25	19.25	19.25
MWs Leased (2)	14.86	15.81	15.81	16.81	17.81
MWs Operational	19.25	19.25	19.25	19.25	19.25

(1)
As of 12/31/2016, our total portfolio included 9 properties held for sale totaling 603,000 square feet that were 92.4% occupied and 94.0% leased. Our total portfolio and core portfolio included six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)
Leased to tenants with further expansion rights of up to a combined 15.93 megawatts as of December 31, 2016. The leased megawatts reported above excludes approximately one megawatt contracted for use under management agreements.

Corporate Office Properties Trust
Consolidated Balance Sheets
(dollars in thousands)

	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Assets
Properties, net
Operating properties, net	$2,671,831	$2,632,069	$2,782,330	$2,863,262	$2,920,529
Construction and redevelopment in progress, including land (1)	86,323	72,043	69,070	98,198	137,043
Land held (1)	315,208	324,226	318,327	317,971	292,176
Total properties, net	3,073,362	3,028,338	3,169,727	3,279,431	3,349,748
Assets held for sale	94,654	161,454	300,584	225,897	96,782
Cash and cash equivalents	209,863	47,574	13,317	62,489	60,310
Restricted cash and marketable securities	8,193	7,583	8,302	7,763	7,716
Investment in unconsolidated real estate joint venture	25,548	25,721	—	—	—
Accounts receivable, net	34,438	25,790	32,505	28,776	29,167
Deferred rent receivable, net	90,219	87,526	92,316	96,936	105,484
Intangible assets on real estate acquisitions, net	78,351	84,081	88,788	93,526	98,338
Deferred leasing costs, net	41,214	41,470	42,632	44,768	53,868
Investing receivables	52,279	51,119	50,162	48,998	47,875
Prepaid expenses and other assets, net	72,764	73,538	43,359	49,324	60,024
Total assets	$3,780,885	$3,634,194	$3,841,692	$3,937,908	$3,909,312
Liabilities and equity
Liabilities:
Debt	$1,904,001	$1,873,836	$2,094,486	$2,140,212	$2,077,752
Accounts payable and accrued expenses	108,682	112,306	92,848	78,597	91,755
Rents received in advance and security deposits	29,798	28,740	32,035	33,457	37,148
Dividends and distributions payable	31,335	30,225	30,219	30,217	30,178
Deferred revenue associated with operating leases	12,666	9,898	17,560	19,093	19,758
Interest rate derivatives	1,572	17,272	20,245	15,072	3,160
Redeemable preferred shares at liquidation preference (2)	26,583	—	—	—	—
Other liabilities	48,605	38,282	31,123	15,046	13,779
Total liabilities	2,163,242	2,110,559	2,318,516	2,331,694	2,273,530
Redeemable noncontrolling interests	22,979	22,848	22,473	22,333	19,218
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	172,500	199,083	199,083	199,083	199,083
Common shares	985	948	947	947	945
Additional paid-in capital	2,116,581	2,008,787	2,007,328	2,005,523	2,004,507
Cumulative distributions in excess of net income	(765,276)	(759,262)	(756,940)	(679,935)	(657,172)
Accumulated other comprehensive loss	(1,731)	(16,314)	(17,712)	(12,862)	(2,838)
Total COPT’s shareholders’ equity	1,523,059	1,433,242	1,432,706	1,512,756	1,544,525
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	49,228	46,757	47,550	51,031	52,359
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	13,577	11,988	11,647	11,294	10,880
Total noncontrolling interests in subsidiaries	71,605	67,545	67,997	71,125	72,039
Total equity	1,594,664	1,500,787	1,500,703	1,583,881	1,616,564
Total liabilities, redeemable noncontrolling interest and equity	$3,780,885	$3,634,194	$3,841,692	$3,937,908	$3,909,312

(1)	Please refer to pages 24, 25 and 27 for detail.

(2)
We redeemed all of our Series K Preferred Shares effective January 21, 2017. Since we notified holders of such shares in December 2016 that we were redeeming the shares, we present the liquidation preference as a liability as of 12/31/16.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Revenues
Rental revenue	$100,849	$103,956	$107,524	$105,382	$107,514	$417,711	$420,340
Tenant recoveries and other real estate operations revenue	27,150	26,998	26,400	27,705	26,963	108,253	98,724
Construction contract and other service revenues	13,992	11,149	12,003	11,220	8,848	48,364	106,402
Total revenues	141,991	142,103	145,927	144,307	143,325	574,328	625,466
Expenses
Property operating expenses	47,562	49,952	48,141	51,875	48,498	197,530	194,494
Depreciation and amortization associated with real estate operations	32,929	32,015	33,248	34,527	36,237	132,719	140,025
Construction contract and other service expenses	12,968	10,341	11,478	10,694	7,773	45,481	102,696
Impairment losses	1,554	27,699	69,692	2,446	19,744	101,391	23,289
General and administrative expenses	6,211	7,242	6,512	10,130	6,609	30,095	24,526
Leasing expenses	1,578	1,613	1,514	1,753	1,888	6,458	6,835
Business development expenses and land carry costs	1,747	1,716	2,363	2,418	2,521	8,244	13,507
Total operating expenses	104,549	130,578	172,948	113,843	123,270	521,918	505,372
Operating income	37,442	11,525	(27,021)	30,464	20,055	52,410	120,094
Interest expense	(18,664)	(18,301)	(22,639)	(23,559)	(22,347)	(83,163)	(89,074)
Interest and other income	1,567	1,391	1,330	1,156	1,300	5,444	4,517
(Loss) gain on early extinguishment of debt	(1,073)	(59)	5	17	(402)	(1,110)	85,275
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	19,272	(5,444)	(48,325)	8,078	(1,394)	(26,419)	120,812
Equity in income of unconsolidated entities	718	594	10	10	10	1,332	62
Income tax (expense) benefit	(272)	21	(1)	8	(46)	(244)	(199)
Income (loss) from continuing operations	19,718	(4,829)	(48,316)	8,096	(1,430)	(25,331)	120,675
Discontinued operations	—	—	—	—	—	—	156
Income (loss) before gain on sales of real estate	19,718	(4,829)	(48,316)	8,096	(1,430)	(25,331)	120,831
Gain on sales of real estate	6,885	34,101	—	—	64,047	40,986	68,047
Net income (loss)	26,603	29,272	(48,316)	8,096	62,617	15,655	188,878
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(793)	(901)	1,976	(127)	(2,172)	155	(6,403)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	(912)	(907)	(914)	(978)	(916)	(3,711)	(3,515)
Net income (loss) attributable to COPT	24,733	27,299	(47,419)	6,826	59,364	11,439	178,300
Preferred share dividends	(3,640)	(3,552)	(3,553)	(3,552)	(3,553)	(14,297)	(14,210)
Issuance costs associated with redeemed preferred shares	(17)	—	—	—	—	(17)	—
Net income (loss) attributable to COPT common shareholders	$21,076	$23,747	$(50,972)	$3,274	$55,811	$(2,875)	$164,090
Common units in the Operating Partnership	—	—	—	—	—	—	6,403
Amount allocable to share-based compensation awards	(100)	(105)	(96)	(118)	(230)	(419)	(706)
Numerator for diluted EPS	$20,976	$23,642	$(51,068)	$3,156	$55,581	$(3,294)	$169,787

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Net income (loss)	$26,603	$29,272	$(48,316)	$8,096	$62,617	$15,655	$188,878
Real estate-related depreciation and amortization	32,929	32,015	33,248	34,527	36,237	132,719	140,025
Impairment losses on previously depreciated operating properties	1,518	25,857	55,124	847	331	83,346	4,110
Gain on sales of previously depreciated operating properties	312	(34,101)	—	—	(64,047)	(33,789)	(64,062)
Depreciation and amortization on unconsolidated real estate JV (1)	311	207	—	—	—	518	—
FFO - per NAREIT (2)(3)	61,673	53,250	40,056	43,470	35,138	198,449	268,951
Preferred share dividends	(3,640)	(3,552)	(3,553)	(3,552)	(3,553)	(14,297)	(14,210)
Issuance costs associated with redeemed preferred shares	(17)	—	—	—	—	(17)	—
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests (4)	(1,085)	(894)	(1,014)	(1,027)	(817)	(4,020)	(3,586)
Basic and diluted FFO allocable to share-based compensation awards	(208)	(190)	(130)	(166)	(115)	(694)	(1,041)
Basic and Diluted FFO available to common share and common unit holders (3)	56,558	48,449	35,194	38,560	30,488	178,761	249,454
Operating property acquisition costs	—	—	—	—	32	—	4,134
Gain on sales of non-operating properties	(7,197)	—	—	—	—	(7,197)	(3,985)
Impairment losses on non-operating properties	36	1,842	14,568	1,599	19,413	18,045	19,413
(Gain) loss on interest rate derivatives	(725)	(1,523)	319	1,551	386	(378)	386
Loss (gain) on early extinguishment of debt	1,073	59	(5)	(17)	402	1,110	(85,655)
Issuance costs associated with redeemed preferred shares	17	—	—	—	—	17	—
Add: Negative FFO of properties conveyed to extinguish debt in default (5)	—	—	—	—	—	—	10,456
Demolition costs on redevelopment properties	—	—	370	208	225	578	1,396
Executive transition costs	431	1,639	247	4,137	—	6,454	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	26	(5)	(63)	(31)	(88)	(73)	225
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (3)	$50,219	$50,461	$50,630	$46,007	$50,858	$197,317	$195,824

(1) FFO adjustment pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.
(2) Please see reconciliation on page 35 for components of FFO per NAREIT.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.
(5) Interest expense exceeded NOI from these properties by the amounts in the statement.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
EPS Denominator:
Weighted average common shares - basic	95,066	94,433	94,300	94,203	94,164	94,502	93,914
Common units in the Operating Partnership	—	—	—	—	—	—	3,692
Dilutive effect of share-based compensation awards	76	81	—	95	—	—	61
Weighted average common shares - diluted	95,142	94,514	94,300	94,298	94,164	94,502	97,667
Diluted EPS	$0.22	$0.25	$(0.54)	$0.03	$0.59	$(0.03)	$1.74

Weighted Average Shares for period ended:
Common Shares Outstanding	95,066	94,433	94,300	94,203	94,164	94,502	93,914
Dilutive effect of share-based compensation awards	76	81	117	95	—	92	61
Common Units	3,591	3,591	3,676	3,677	3,677	3,633	3,692
Denominator for diluted FFO per share and as adjusted for comparability	98,733	98,105	98,093	97,975	97,841	98,227	97,667
Weighted average common units	(3,591)	(3,591)	(3,676)	(3,677)	(3,677)	(3,633)	—
Anti-dilutive EPS effect of share-based compensation awards	—	—	(117)	—	—	(92)	—
Denominator for diluted EPS	95,142	94,514	94,300	94,298	94,164	94,502	97,667
Diluted FFO per share - NAREIT	$0.57	$0.49	$0.36	$0.39	$0.31	$1.82	$2.55
Diluted FFO per share - as adjusted for comparability	$0.51	$0.51	$0.52	$0.47	$0.52	$2.01	$2.01

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,219	$50,461	$50,630	$46,007	$50,858	$197,317	$195,824
Straight line rent adjustments and lease incentive amortization	1,294	691	480	(965)	(2,677)	1,500	(13,497)
Straight line rent adjustments on properties conveyed to extinguish debt in default	—	—	—	—	—	—	(115)
Amortization of intangibles included in NOI	463	349	338	338	365	1,488	1,428
Share-based compensation, net of amounts capitalized	1,174	1,258	1,485	1,632	1,625	5,549	6,574
Amortization of deferred financing costs	1,093	1,126	1,178	1,176	1,127	4,573	4,466
Amortization of net debt discounts, net of amounts capitalized	336	332	325	319	317	1,312	1,166
Replacement capital expenditures (1)	(13,716)	(16,120)	(11,546)	(11,720)	(20,086)	(53,102)	(49,266)
Diluted AFFO adjustments allocable to other noncontrolling interests (2)	42	42	47	48	63	179	118
Diluted AFFO adjustments on unconsolidated real estate JV (3)	(188)	(141)	—	—	—	(329)	—
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$40,717	$37,998	$42,937	$36,835	$31,592	$158,487	$146,698
Replacement capital expenditures (1)
Tenant improvements and incentives	$8,000	$21,470	$6,784	$8,766	$6,836	$45,020	$24,244
Building improvements	7,064	5,707	5,302	3,953	16,674	22,026	28,643
Leasing costs	1,387	5,182	1,613	1,183	3,518	9,365	8,504
Less: Excluded tenant improvements and incentives	871	(12,706)	(885)	(1,353)	(393)	(14,073)	(1,438)
Less: Excluded building improvements	(3,606)	(3,533)	(1,121)	(557)	(6,551)	(8,817)	(9,879)
Less: Excluded leasing costs	—	—	(147)	(272)	2	(419)	(808)
Replacement capital expenditures	$13,716	$16,120	$11,546	$11,720	$20,086	$53,102	$49,266

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) AFFO adjustments pertaining to noncontrolling interests on consolidated joint ventures reported on page 32.
(3) AFFO adjustments pertaining to COPT’s share of an unconsolidated real estate joint venture reported on page 33.

Corporate Office Properties Trust
Adjusted EBITDA
(in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Net income (loss)	$26,603	$29,272	$(48,316)	$8,096	$62,617	$15,655	$188,878
Interest expense on continuing and discontinued operations	18,664	18,301	22,639	23,559	22,347	83,163	89,074
Income tax expense (benefit)	272	(21)	1	(8)	46	244	199
Depreciation of furniture, fixtures and equipment	512	513	524	602	597	2,151	2,206
Real estate-related depreciation and amortization	32,929	32,015	33,248	34,527	36,237	132,719	140,025
Impairment losses	1,554	27,699	69,692	2,446	19,744	101,391	23,523
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	1,073	59	(5)	(17)	402	1,110	(85,655)
Gain on sales of operating properties	312	(34,101)	—	—	(64,047)	(33,789)	(64,062)
Gain on sales of non-operational properties	(7,197)	—	—	—	—	(7,197)	(3,985)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(117)	27	(36)	(23)	6	(149)	127
Business development expenses	1,167	1,016	1,261	1,379	1,512	4,823	4,775
Operating property acquisition costs	—	—	—	—	32	—	4,134
EBITDA from properties conveyed to extinguish debt in default	—	—	—	—	—	—	(768)
Demolition costs on redevelopment properties	—	—	370	208	225	578	1,396
Adjustments from unconsolidated real estate JV (1)	578	415	—	—	—	993	—
Executive transition costs	431	1,639	247	4,137	—	6,454	—
Adjusted EBITDA	$76,781	$76,834	$79,625	$74,906	$79,718	$308,146	$299,867
Proforma NOI adjustment for property changes within period	39	(2,469)	109	471	(1,738)
In-place adjusted EBITDA	$76,820	$74,365	$79,734	$75,377	$77,980

(1) Includes COPT’s share of adjusted EBITDA adjustments in an unconsolidated real estate JV (see page 33).

Corporate Office Properties Trust
Operating Office Properties by Segment (1) - 12/31/2016
(square feet in thousands)

	# of Properties	Operational Square Feet	Occupancy %	Leased %
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	29	3,486	96.1%	96.4%
Howard County	35	2,756	91.9%	94.3%
Other	22	1,576	94.6%	95.1%
Total Fort Meade/BW Corridor	86	7,818	94.3%	95.4%
Northern Virginia (“NoVA”) Defense/IT	11	1,599	84.8%	85.8%
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%
Navy Support	21	1,258	72.7%	81.3%
Redstone Arsenal (Huntsville, Alabama)	7	642	96.4%	100.0%
Data Center Shells
Consolidated Properties	7	1,045	100.0%	100.0%
Unconsolidated JV Properties (4)	6	962	100.0%	100.0%
Total Defense/IT Locations	145	14,277	92.6%	94.2%
Regional Office (5)	7	2,024	95.1%	95.3%
Core Portfolio	152	16,301	92.9%	94.4%
Properties Held for Sale	9	603	92.4%	94.0%
Other Properties	3	286	44.0%	44.0%
Total Portfolio	164	17,190	92.1%	93.5%
Consolidated Properties	158	16,228	91.6%	93.1%

(1)	This presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

(4)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

(5)	Includes office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	12/31/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for the Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/16	12/31/16
Core Portfolio:
Same Office Properties (3)	130	12,963	92.5%	93.8%	$388,476	82.3%	$63,211	$245,149
Office Properties Placed in Service (4)	13	1,203	90.9%	95.5%	26,284	5.6%	4,500	15,667
Acquired Office Properties (5)	3	1,173	94.1%	94.6%	33,586	7.1%	5,257	21,011
Unconsolidated real estate JV (6)	6	962	100.0%	100.0%	5,233	1.1%	1,297	2,305
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,799	15,075
Total Core Portfolio	152	16,301	92.9%	94.4%	453,579	96.1%	78,064	299,207
Office Properties Held for Sale (7)	9	603	92.4%	94.0%	14,962	3.1%	2,717	9,499
Disposed Office Properties	N/A	N/A	N/A	N/A	N/A	N/A	303	19,713
Other Office Properties (Same Office)	3	286	44.0%	44.0%	3,678	0.8%	650	2,320
Total Portfolio	164	17,190	92.1%	93.5%	$472,219	100.0%	$81,734	$330,739
Consolidated Properties	158	16,228	91.6%	93.1%	$466,986	98.9%	$80,437	$328,434

	12/31/16
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue (2)	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for the Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/16	12/31/16
Core Portfolio:
Defense/IT Locations
Consolidated properties	139	13,315	92.1%	93.8%	387,772	85.5%	63,346	242,969
Unconsolidated real estate JV (6)	6	962	100.0%	100.0%	5,233	1.2%	1,297	2,305
Total Defense/IT Locations	145	14,277	92.6%	94.2%	393,005	86.6%	64,643	245,274
Regional Office	7	2,024	95.1%	95.3%	60,574	13.4%	9,648	38,530
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	3,773	15,403
Total Core Portfolio	152	16,301	92.9%	94.4%	$453,579	100.0%	$78,064	$299,207

(1)	Percentages calculated based on operational square feet.

(2)
Excludes Annualized Rental Revenue from our wholesale data center, DC-6, of $19.9 million as of 12/31/16. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

(3)	Properties continually owned and 100% operational since at least 1/1/15, excluding properties disposed or held for sale.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/15.

(5)	Includes properties acquired in 2015.

(6)
Represents total information pertaining to properties owned through an unconsolidated real estate joint venture except for the amounts reported for Annualized Rental Revenue and NOI from real estate operations, which represent the portion allocable to COPT’s ownership interest. See page 34 for additional disclosure regarding this joint venture.

(7)	The carrying value of operating property assets held for sale as of 12/31/16 totaled $81.2 million.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$60,473	$61,460	$60,912	$62,509	$61,683	$245,354	$244,274
NoVA Defense/IT	12,560	12,231	12,057	12,116	11,816	48,964	49,199
Lackland Air Force Base	12,395	12,532	11,651	10,225	12,233	46,803	39,659
Navy Support	7,033	7,232	6,998	6,934	6,840	28,197	28,177
Redstone Arsenal	3,560	3,189	3,191	3,116	3,063	13,056	11,228
Data Center Shells-Consolidated	5,043	5,175	7,288	6,330	5,930	23,836	21,746
Total Defense/IT locations	101,064	101,819	102,097	101,230	101,565	406,210	394,283
Regional Office	18,521	20,499	23,283	23,502	25,023	85,805	98,165
Wholesale Data Center	6,763	6,809	6,804	6,493	6,099	26,869	19,032
Other	1,651	1,827	1,740	1,862	1,790	7,080	7,588
Consolidated real estate revenues	$127,999	$130,954	$133,924	$133,087	$134,477	$525,964	$519,068

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,011	$40,862	$40,534	$39,263	$41,476	$161,670	$160,965
NoVA Defense/IT	8,046	7,769	7,750	7,575	7,829	31,140	29,092
Lackland Air Force Base	4,901	4,933	4,807	4,805	4,894	19,446	17,655
Navy Support	3,916	3,858	4,323	3,410	3,686	15,507	14,948
Redstone Arsenal	2,134	2,077	2,231	2,138	2,171	8,580	7,731
Data Center Shells
Consolidated properties	4,533	4,647	6,462	5,520	5,358	21,162	19,448
COPT’s share of unconsolidated real estate JV (1)	1,297	1,008	—	—	—	2,305	—
Total Defense/IT locations	65,838	65,154	66,107	62,711	65,414	259,810	249,839
Regional Office	11,133	12,344	14,562	13,671	15,608	51,710	62,000
Wholesale Data Center	3,880	3,492	4,153	3,832	4,138	15,357	8,630
Other	883	1,020	961	998	819	3,862	4,111
NOI from real estate operations	$81,734	$82,010	$85,783	$81,212	$85,979	$330,739	$324,580

(1) See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,872	$40,253	$39,588	$38,502	$39,668	$159,215	$154,417
NoVA Defense/IT	7,766	7,234	7,614	7,922	8,045	30,536	25,878
Lackland Air Force Base	4,945	4,855	4,718	4,716	4,745	19,234	15,093
Navy Support	3,612	3,524	4,218	3,196	3,597	14,550	14,567
Redstone Arsenal	2,326	2,411	2,534	2,473	2,267	9,744	7,828
Data Center Shells
Consolidated properties	4,519	4,549	6,077	5,108	5,024	20,253	17,766
COPT’s share of unconsolidated real estate JV (1)	1,103	862	—	—	—	1,965	—
Total Defense/IT locations	65,143	63,688	64,749	61,917	63,346	255,497	235,549
Regional Office	10,967	12,480	14,152	13,000	15,031	50,599	59,210
Wholesale Data Center	3,833	3,439	4,052	3,728	4,011	15,052	8,994
Other	739	935	892	823	835	3,389	4,057
Cash NOI from real estate operations	$80,682	$80,542	$83,845	$79,468	$83,223	$324,537	$307,810
Straight line rent adjustments and lease incentive amortization	(1,650)	(1,086)	(897)	546	2,254	(3,087)	11,858
Add: Amortization of deferred market rental revenue	(315)	(201)	(189)	(190)	(178)	(895)	(720)
Less: Amortization of below-market cost arrangements	(244)	(241)	(241)	(240)	(284)	(966)	(1,089)
Add: Lease termination fee, gross	938	471	417	980	417	2,806	2,373
Add: Cash NOI on tenant funded landlord assets	2,129	2,379	2,848	648	547	8,004	4,348
Cash NOI adjustments in unconsolidated real estate JV	194	146	—	—	—	340	—
NOI from real estate operations	$81,734	$82,010	$85,783	$81,212	$85,979	$330,739	$324,580

(1)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Year Ended
			12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	82	7,635	95.1%	94.7%	94.6%	94.6%	96.1%	94.7%	95.4%
NoVA Defense/IT	9	1,203	78.7%	76.4%	74.1%	74.5%	75.9%	76.0%	75.9%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,231	74.9%	75.2%	74.6%	74.0%	73.9%	74.7%	76.7%
Redstone Arsenal	5	563	98.6%	99.4%	98.8%	97.5%	95.7%	98.6%	91.0%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	125	11,875	92.0%	91.6%	91.2%	91.1%	92.1%	91.5%	91.7%
Regional Office	5	1,088	95.9%	98.2%	98.8%	97.5%	96.0%	97.6%	94.8%
Core Portfolio Same Office Properties	130	12,963	92.3%	92.2%	91.8%	91.7%	92.4%	92.0%	92.0%
Other Same Office Properties	3	286	44.0%	44.0%	43.5%	43.5%	44.2%	43.8%	45.0%
Total Same Office Properties	133	13,249	91.3%	91.1%	90.8%	90.6%	91.4%	91.0%	91.0%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	82	7,635	95.3%	94.7%	94.5%	94.5%	96.1%
NoVA Defense/IT	9	1,203	79.8%	78.1%	73.9%	74.5%	75.8%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,231	74.3%	75.3%	76.4%	73.4%	73.8%
Redstone Arsenal	5	563	95.9%	100.0%	98.8%	98.8%	96.7%
Data Center Shells	3	451	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	125	11,875	92.1%	91.8%	91.3%	91.0%	92.2%
Regional Office	5	1,088	97.2%	97.8%	99.3%	98.0%	96.3%
Core Portfolio Same Office Properties	130	12,963	92.5%	92.3%	92.0%	91.6%	92.5%
Other Same Office Properties	3	286	44.0%	44.0%	43.5%	43.5%	44.4%
Total Same Office Properties	133	13,249	91.5%	91.3%	90.9%	90.6%	91.5%

(1) Same office properties represent buildings continually owned and 100% operational since at least January 1, 2015, excluding properties disposed or held for sale.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues and NOI by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$59,280	$58,597	$57,973	$59,830	$59,044	$235,680	$234,763
NoVA Defense/IT	7,229	6,650	6,500	6,755	6,666	27,134	26,876
Lackland Air Force Base	10,410	10,536	10,031	8,699	10,564	39,676	35,453
Navy Support	7,033	7,232	6,998	6,934	6,840	28,197	28,177
Redstone Arsenal	2,990	2,828	2,847	2,771	2,718	11,436	10,387
Data Center Shells	3,023	3,050	3,095	3,040	3,051	12,208	12,240
Total Defense/IT Locations	89,965	88,893	87,444	88,029	88,883	354,331	347,896
Regional Office	9,365	9,402	9,379	9,158	8,954	37,304	36,759
Other Properties	1,022	1,016	951	930	965	3,919	4,047
Same office property real estate revenues	$100,352	$99,311	$97,774	$98,117	$98,802	$395,554	$388,702
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,130	$39,045	$38,729	$37,904	$39,709	$155,808	$155,086
NoVA Defense/IT	4,489	4,119	3,969	4,000	4,158	16,577	16,198
Lackland Air Force Base	3,763	3,741	3,746	3,749	3,746	14,999	14,809
Navy Support	3,942	3,875	4,340	3,435	3,706	15,592	14,974
Redstone Arsenal	2,158	1,961	1,981	1,872	1,905	7,972	7,027
Data Center Shells	2,755	2,758	2,764	2,769	2,770	11,046	11,077
Total Defense/IT Locations	57,237	55,499	55,529	53,729	55,994	221,994	219,171
Regional Office	5,974	5,819	5,790	5,571	5,509	23,154	22,324
Other Properties	650	606	577	488	411	2,321	2,030
Same office property NOI	$63,861	$61,924	$61,896	$59,788	$61,914	$247,469	$243,525

Corporate Office Properties Trust
Same Office Property Cash NOI (1) by Segment
(dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Same office property cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,220	$38,999	$38,553	$37,460	$38,653	$155,232	$150,037
NoVA Defense/IT	3,987	3,340	3,545	3,999	4,138	14,871	15,726
Lackland Air Force Base	3,868	3,742	3,748	3,751	3,748	15,109	14,516
Navy Support	3,637	3,542	4,234	3,221	3,617	14,634	14,592
Redstone Arsenal	2,365	2,312	2,307	2,229	2,118	9,213	7,644
Data Center Shells	2,927	2,915	2,890	2,883	2,877	11,615	11,391
Total Defense/IT Locations	57,004	54,850	55,277	53,543	55,151	220,674	213,906
Regional Office	6,388	6,218	6,252	6,042	5,801	24,900	21,914
Other Properties	546	561	554	470	407	2,131	2,040
Same office property cash NOI	$63,938	$61,629	$62,083	$60,055	$61,359	$247,705	$237,860
Straight line rent adjustments and lease incentive amortization	(1,829)	(2,278)	(3,186)	(1,599)	(177)	(8,892)	3,297
Add: Amortization of deferred market rental revenue	(1)	22	34	34	28	89	99
Less: Amortization of below-market cost arrangements	(218)	(218)	(219)	(218)	(259)	(873)	(1,034)
Add: Lease termination fee, gross	601	390	336	953	416	2,280	2,366
Add: Cash NOI on tenant-funded landlord assets	1,370	2,379	2,848	563	547	7,160	937
Same office property NOI	$63,861	$61,924	$61,896	$59,788	$61,914	$247,469	$243,525
Percentage change in same office property cash NOI (1)	4.2%					4.1%

(1)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Quarter Ended December 31, 2016
(square feet in thousands)

	Defense/IT Locations							As Adjusted (3)
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Regional Office	Total Office	Ft Meade/BW Corridor	Total Office
Renewed Space
Leased Square Feet	122	—	32	—	—	11	165	247	290
Expiring Square Feet	154	24	52	23	—	40	293	279	419
Vacating Square Feet	32	24	20	23	—	29	129	32	129
Retention Rate (% based upon square feet)	79.3%	—%	61.3%	—%	—%	26.7%	56.1%	88.6%	69.3%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$10.79	$—	$0.40	$—	$—	$13.11	$8.91	$15.47	$13.71
Weighted Average Lease Term in Years	4.9	—	1.3	—	—	5.2	4.2	7.5	6.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$22.37	$—	$10.46	$—	$—	$28.29	$20.43	$34.78	$31.85
Expiring GAAP Rent	$25.93	$—	$9.97	$—	$—	$30.06	$23.08	$31.56	$29.11
Change in GAAP Rent	(13.7)%	—%	4.9%	—%	—%	(5.9)%	(11.5)%	10.2%	9.4%
Cash Rent Per Square Foot
Renewal Cash Rent	$22.08	$—	$10.57	$—	$—	$28.48	$20.24	$32.57	$29.98
Expiring Cash Rent	$26.80	$—	$10.71	$—	$—	$30.86	$23.92	$33.54	$30.91
Change in Cash Rent	(17.6)%	—%	(1.4)%	—%	—%	(7.7)%	(15.4)%	(2.9)%	(3.0)%
Average escalations per year	2.7%	—%	0.8%	—%	—%	2.9%	2.6%	2.9%	2.9%
New Leases
Development and Redevelopment Space
Leased Square Feet	29	—	27	—	216	—	272	29	272
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$78.35	$—	$19.80	$—	$—	$—	$10.30	$78.35	$10.30
Weighted Average Lease Term in Years	7.3	—	5.0	—	10.5	—	9.6	7.3	9.6
GAAP Rent Per Square Foot	$26.76	$—	$11.45	$—	$15.35	$—	$16.17	$26.76	$16.17
Cash Rent Per Square Foot	$26.00	$—	$12.00	$—	$14.64	$—	$15.58	$26.00	$15.58
Other New Leases (2)
Leased Square Feet	24	—	33	23	—	16	96	24	96
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$24.00	$—	$36.40	$40.15	$—	$73.34	$40.21	$24.00	$40.21
Weighted Average Lease Term in Years	3.7	—	5.6	7.0	—	9.3	6.1	3.7	6.1
GAAP Rent Per Square Foot	$31.82	$—	$22.44	$24.17	$—	$34.08	$27.08	$31.82	$27.08
Cash Rent Per Square Foot	$31.26	$—	$22.98	$23.00	$—	$33.11	$26.69	$31.26	$26.69
Total Square Feet Leased	175	—	93	23	216	26	533	300	658
Average escalations per year	2.7%	—%	2.2%	2.8%	2.3%	2.7%	2.4%	2.9%	2.5%
Average escalations excl. data center shells							2.6%		2.8%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Other New Leases includes acquired first generation space and vacated second generation space.
(3) Includes a lease in holdover status as of December 31, 2016 that was expected to be renewed in the fourth quarter of 2016 but was actually executed in January 2017.

Corporate Office Properties Trust
Leasing - Total Office Portfolio (1)
Year Ended December 31, 2016
(square feet in thousands)

	Defense/IT Locations								As Adjusted (3)
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Regional Office	Other	Total Office	Ft Meade/BW Corridor	Total Office
Renewed Space
Leased Square Feet	774	295	152	1	—	273	23	1,518	899	1,644
Expiring Square Feet	1,027	375	187	25	—	372	32	2,018	1,153	2,144
Vacating Square Feet	254	80	35	23	—	98	10	500	254	500
Retention Rate (% based upon square feet)	75.3%	78.6%	81.4%	5.4%	—%	73.6%	70.1%	75.2%	78.0%	76.7%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$12.06	$11.37	$8.38	$6.14	$—	$65.78	$—	$21.05	$13.17	$20.97
Weighted Average Lease Term in Years	5.5	5.6	2.7	0.5	—	9.3	1.0	5.8	6.1	6.2
GAAP Rent Per Square Foot
Renewal GAAP Rent	$32.09	$31.41	$23.69	$27.08	$—	$34.78	$22.85	$31.46	$34.14	$32.63
Expiring GAAP Rent	$29.85	$29.68	$25.59	$26.55	$—	$36.77	$20.79	$30.50	$30.86	$31.00
Change in GAAP Rent	7.5%	5.9%	(7.4)%	2.0%	—%	(5.4)%	9.9%	3.1%	10.7%	5.3%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.80	$30.30	$23.67	$25.50	$—	$34.52	$22.85	$30.53	$32.47	$31.47
Expiring Cash Rent	$31.63	$31.25	$26.54	$25.00	$—	$41.33	$22.85	$32.66	$32.81	$33.22
Change in Cash Rent	(2.6)%	(3.0)%	(10.8)%	2.0%	—%	(16.5)%	—%	(6.5)%	(1.1)%	(5.3)%
Average escalations per year	2.8%	2.3%	1.9%	—%	—%	2.3%	—%	2.5%	2.9%	2.6%
New Leases
Development and Redevelopment Space
Leased Square Feet	52	35	27	—	728	—	—	843	52	843
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$72.20	$89.01	$19.80	$—	$—	$—	$—	$8.81	$72.20	$8.81
Weighted Average Lease Term in Years	7.3	10.2	5.0	—	10.1	—	—	9.8	7.3	9.8
GAAP Rent Per Square Foot	$27.50	$34.24	$11.45	$—	$14.09	$—	$—	$15.68	$27.50	$15.68
Cash Rent Per Square Foot	$26.01	$32.58	$12.00	$—	$13.10	$—	$—	$14.67	$26.01	$14.67
Other New Leases (2)
Leased Square Feet	197	50	122	30	—	57	6	463	197	463
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$33.50	$58.90	$44.58	$43.97	$—	$49.61	$36.57	$41.87	$33.50	$41.87
Weighted Average Lease Term in Years	6.2	6.2	5.6	6.8	—	7.9	3.8	6.3	6.2	6.3
GAAP Rent Per Square Foot	$29.11	$26.24	$29.43	$24.40	$—	$30.30	$21.09	$28.61	$29.11	$28.61
Cash Rent Per Square Foot	$28.35	$25.86	$31.21	$23.09	$—	$29.50	$20.49	$28.52	$28.35	$28.52
Total Square Feet Leased	1,023	380	302	32	728	331	29	2,824	1,149	2,950
Average escalations per year	2.8%	2.4%	1.6%	2.8%	2.3%	2.4%	1.6%	2.4%	2.8%	2.4%
Average escalations excl. data center shells								2.5%		2.5%

(1)
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.

(2) Other New Leases includes acquired first generation space and vacated second generation space.
(3) Includes a lease in holdover status as of December 31, 2016 that was expected to be renewed in the fourth quarter of 2016 but was actually executed in January 2017.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/16 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring (3)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio
Ft Meade/BW Corridor	40	888	$30,870	6.8%	$34.78
NoVA Defense/IT	7	38	1,200	0.3%	31.30
Navy Support	18	141	2,887	0.6%	20.41
Redstone Arsenal	1	2	34	—%	19.89
Regional Office	10	154	5,323	1.2%	34.64
2017	76	1,223	40,314	8.9%	32.97
Ft Meade/BW Corridor	53	1,383	45,537	10.0%	32.92
NoVA Defense/IT	4	163	6,256	1.4%	38.36
Navy Support	17	190	5,049	1.1%	26.58
Redstone Arsenal	3	251	6,482	1.4%	25.80
Data Center Shells-Consolidated properties	1	155	2,498	0.6%	16.11
Regional Office	14	140	4,572	1.0%	32.73
2018	92	2,282	70,394	15.5%	30.84
Ft Meade/BW Corridor	44	1,505	48,850	10.8%	32.45
NoVA Defense/IT	5	286	10,692	2.4%	37.42
Navy Support	13	79	2,150	0.5%	27.23
Redstone Arsenal	3	48	1,060	0.2%	22.15
Regional Office	11	158	4,371	1.0%	27.58
2019	76	2,076	67,123	14.8%	32.33
Ft Meade/BW Corridor	41	1,015	32,188	7.1%	31.70
NoVA Defense/IT	6	136	3,814	0.8%	28.01
Lackland Air Force Base	2	250	9,745	2.1%	38.93
Navy Support	16	171	6,976	1.5%	40.80
Redstone Arsenal	1	11	217	—%	19.48
Regional Office	11	67	2,047	0.5%	30.40
2020	77	1,650	54,987	12.1%	33.30
Ft Meade/BW Corridor	37	860	28,038	6.2%	32.62
NoVA Defense/IT	10	153	4,132	0.9%	27.03
Navy Support	15	167	5,059	1.1%	30.34
Redstone Arsenal	6	161	3,465	0.8%	21.52
Regional Office	9	119	3,332	0.7%	27.91
2021	77	1,460	44,026	9.7%	30.16
Thereafter
Consolidated Properties	130	5,495	171,502	37.8%	31.21
Unconsolidated JV Properties	6	962	5,233	1.2%	10.88
Core Portfolio	534	15,148	$453,579	100.0%	$29.94

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring (3)	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio	534	15,148	$453,579	100.0%	$29.94
Office Properties Held for Sale and Other
NoVA Defense/IT	12	166	5,911	31.7%	35.57
Regional Office	20	328	7,809	41.9%	23.83
Other	14	189	4,920	26.4%	26.03
Office Properties Held for Sale and Other Total Average	46	683	18,640	100.0%	27.30
Total Portfolio	580	15,831	$472,219		$30.16
Consolidated Portfolio	574	14,869	$466,986
Unconsolidated JV Properties	6	962	$5,233

Note: As of 12/31/16, the weighted average lease term is 4.8 years for the Core Portfolio, 4.8 for the Total Portfolio and 4.6 for the Consolidated Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2017	1	9	1.00	$1,620
2018	2	1	0.26	539
2019	1	6	1.00	2,274
2020	1	17	11.25	13,426
2021	1	2	0.35	532
2022	1	6	1.00	1,559
			14.86	$19,950

(1)
This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/16 of 245,000 for the portfolio, including 236,000 for the Core Portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)
Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/16 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through an unconsolidated real estate joint venture that was allocable to COPT’s ownership interest.

Corporate Office Properties Trust
Top 20 Office Tenants as of 12/31/16 (1)
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (2)	Percentage of Total Annualized Rental Revenue (2)	Weighted Average Remaining Lease Term (3)
United States Government	(4)	60	3,779	23.9%	$146,560	31.0%	4.5
Northrop Grumman Corporation		8	758	4.8%	22,714	4.8%	4.0
The Boeing Company		11	685	4.3%	20,219	4.3%	2.6
General Dynamics Corporation		7	528	3.3%	19,373	4.1%	4.6
Vadata Inc.	(1)	10	1,556	9.8%	13,904	2.9%	8.5
CareFirst, Inc.		2	313	2.0%	11,069	2.3%	6.1
Computer Sciences Corporation		3	279	1.8%	10,913	2.3%	2.2
Booz Allen Hamilton, Inc.		5	268	1.7%	9,336	2.0%	4.4
CACI Technologies, Inc.		3	225	1.4%	7,447	1.6%	3.7
Wells Fargo & Company		5	190	1.2%	7,232	1.5%	10.5
AT&T Corporation		3	308	1.9%	6,019	1.3%	2.3
KEYW Corporation		2	211	1.3%	5,958	1.3%	7.0
The Raytheon Company		5	161	1.0%	5,759	1.2%	2.3
Miles & Stockbridge, PC		2	156	1.0%	5,052	1.1%	10.7
Transamerica Life Insurance Company		2	159	1.0%	4,815	1.0%	5.0
Harris Corporation		6	170	1.1%	4,782	1.0%	5.3
University of Maryland		3	172	1.1%	4,692	1.0%	4.6
Science Applications International Corp.		4	131	0.8%	4,647	1.0%	3.9
Kratos Defense and Security Solutions		1	131	0.8%	4,638	1.0%	3.3
The Mitre Corporation		4	122	0.8%	4,267	0.9%	3.0
Subtotal Top 20 Office Tenants		146	10,302	65.1%	319,396	67.6%	5.0
All remaining tenants		434	5,530	34.9%	152,823	32.4%	4.2
Total/Weighted Average		580	15,831	100.0%	$472,219	100.0%	4.8
(1)  Includes Annualized Rental Revenue (“ARR”) in six properties owned through an unconsolidated JV of $5.23 million (see page 33 for additional information).
(2)  Total ARR is the monthly contractual base rent as of 12/31/16, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(4)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights. As of 12/31/16, $2.5 million in ARR (or 1.7% of our ARR from the United States Government and 0.5% of our total ARR) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Property Dispositions
(dollars in thousands)

	Property Segment/Subsegment	Business Park/Submarket	Number of Buildings	Square Feet	Transaction Date	Occupancy on Transaction Date	Transaction Price
Quarter Ended 3/31/16
Colorado Springs Land	N/A	N/A	N/A	N/A	Various	N/A	$5,701

Quarter Ended 9/30/16
50% interest in DC8, 9, 10, 11, 12 and 14	Data Center Shells	Ashburn and Prince William County	6	962	7/21/2016	100.0%	73,821	(1)
Arborcrest Corporate Campus properties	Regional Office	Greater Philadelphia	4	654	8/4/2016	100.0%	142,800
8003 Corporate Drive	Regional Office	White Marsh	1	18	8/17/2016	100.0%	2,400
1341 and 1343 Ashton Road	Fort Meade/BW Corridor	BWI South	2	25	9/9/2016	60.7%	2,900
8007, 8013, 8015, 8019 and 8023-8027 Corporate Drive	Regional Office	White Marsh	5	130	9/21/2016	77.8%	14,513
1302, 1304 and 1306 Concourse Drive	Fort Meade/BW Corridor	Airport Square	3	299	9/29/2016	83.1%	48,100
Subtotal - Quarter Ended 9/30/16			21	2,088			284,534

Quarter Ended 12/31/16
2900 Towerview Road	NoVA Defense/IT	Route 28 South	1	151	10/19/2016	100.0%	12,100
4940 Campbell Boulevard	Regional Office	White Marsh	1	50	11/17/2016	76.9%	5,200
1560 A and B Cable Ranch Road	Other	San Antonio	2	120	11/30/2016	61.8%	10,300
White Marsh Land	N/A	N/A	N/A	N/A	12/1/2016	N/A	12,150
1331 Ashton Road	Fort Meade/BW Corridor	BWI South	1	29	12/19/2016	100.0%	2,625
900 Elkridge Landing Road	Fort Meade/BW Corridor	Airport Square	1	101	12/22/2016	25.6%	7,800
Colorado Springs Land	N/A	N/A	N/A	N/A	Various	N/A	3,925
Subtotal - Quarter Ended 12/31/16			6	451			54,100

Total 2016 Dispositions			27	2,539			$344,335

(1) We sold a 50% interest in these six data centers by contributing them into a newly-formed joint venture for an aggregate property value of $147.6 million. We obtained $60 million in non-recourse mortgage loans on the properties immediately prior to contributing the properties and received the net proceeds.

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/16 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 12/31/16	as of 12/31/16 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
Under Construction
2100 Rideout Road Huntsville, Alabama (4)	Redstone Arsenal	Redstone Gateway	19	58%	$5,295	$4,656	$2,958	2Q 16	2Q 17
Bethlehem Technology Park - DC20 Manassas, Virginia	Data Center Shells	Manassas	216	100%	29,913	15,828	—	2Q 17	2Q 17
Bethlehem Technology Park - DC18 Manassas, Virginia	Data Center Shells	Manassas	216	100%	34,800	7,900	—	3Q 17	3Q 17
NOVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	49,344	19,355	—	3Q 17	3Q 17
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	29,413	—	1Q 17	1Q 18
5801 University Research Court College Park, Maryland	Ft. Meade/BW Corridor	College Park	71	0%	18,544	1,964	—	4Q 17	4Q 18
Total Under Construction			907	83%	$181,608	$79,116	$2,958

Held for Lease to Government
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	8%	54,352	39,438	39,438	(1)	(1)
NOVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	31,172	31,172	(1)	(1)
Total Held for Lease to Government			352	4%	$95,852	$70,610	$70,610

Total Construction Projects			1,259	61%	$277,460	$149,726	$73,568

(1)
Includes properties under, or contractually committed for, construction as of 12/31/16 and 310 Sentinel Way and NOVA Office B, two properties that were complete but held for future lease to the United States Government.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 11,000 square feet were operational as of 12/31/16.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/16
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 1/31/17	as of 12/31/16 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
7134 Columbia Gateway Drive Columbia, Maryland (3)	Ft Meade/BW Corridor	Howard Co. Perimeter	22	38%	$1,675	$2,575	$4,250	$3,863	$2,790	1Q 16	1Q 17
1201 Winterson Rd (AS13) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	68	61%	2,919	12,424	15,343	10,949	2,919	1Q 16	1Q 17
Airport Landing Retail Bldgs. (4) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	14	56%	785	6,401	7,186	5,907	1,689	4Q 16	4Q 17
Total Under Redevelopment			104	55%	$5,379	$21,400	$26,779	$20,719	$7,398

(1)	Cost includes construction, leasing costs and allocated portion of shared infrastructure.

(2)	Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(3)	Although classified as under redevelopment, 8,000 square feet were operational as of 12/31/16; NOI for this property was $20,000 and cash NOI was $19,000 for the three months ended 12/31/16.

(4)
The redevelopment of Airport Landing involved the demolition of the existing office property to develop a retail center to serve the submarket. Upon completion, the project’s retail amenities will include: the newly constructed retail buildings reported above totaling 14,000 square feet, 2,000 square feet of which were operational as of 12/31/16; and a 1.2 acre retail pad site that was placed in service in December 2016 as reported on page 26.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Placed in Service as of 12/31/16
(square feet in thousands)

			Total Property								Space Placed in Service % Leased as of 12/31/16
	Property Segment	Park/Submarket	% Leased as of 12/31/16			Square Feet Placed in Service in 2016
Property and Location				Rentable Square Feet	Prior Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2016
Patriot Point - DC15 Ashburn, Virginia	Data Center Shells	Ashburn	100%	149	—	149	—	—	—	149	100%
Patriot Point - DC16 Ashburn, Virginia	Data Center Shells	Ashburn	100%	149	—	—	149	—	—	149	100%
6708 Alexander Bell Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	57%	51	—	51	—	—	—	51	57%
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	37%	22	—	—	4	—	4	8	100%
Patriot Point - DC17 Ashburn, Virginia	Data Center Shells	Ashburn	100%	149	—	—	—	149	—	149	100%
7880 Milestone Parkway Hanover, Maryland	Ft Meade/BW Corridor	Arundel Preserve	73%	120	88	—	—	32	—	32	73%
2100 Rideout Road Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	58%	19	—	—	—	11	—	11	100%
Bethlehem Technology Park - DC19 Manassas, Virginia	Data Center Shells	Manassas	100%	149	—	—	—	—	149	149	100%
Airport Landing Retail Buildings Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	57%	14	—	—	—	—	2	2	100%
Airport Landing Pad Site Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	100%	*	—	—	—	—	*	*	100%
Total Construction/Redevelopment Placed Into Service			90%	822	88	200	153	192	155	700	93%

*	This represents a 1.2 acre retail pad site under ground lease for 20 years to a national food service provider that was placed in service in December 2016.

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/16 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	233	1,956
Howard County	27	590
Other	133	1,494
Total Fort Meade/BW Corridor	393	4,040
NoVA Defense/IT	64	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (2)	428	4,084
Data Center Shells	21	206
Total Defense/IT Locations	1,018	11,086
Regional Office	10	1,089
Total land owned/controlled for future development	1,028	12,175	$306,091

Other land owned/controlled	152	1,638	9,117
Land held for sale	47	725	13,492

Land owned/controlled	1,227	14,538	$328,700
Land held for sale	(47)	(725)	(13,492)
Land held, net	1,180	13,813	$315,208

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg.		Effective	Gross Debt
	Maturity	Stated	Rate	Balance at
	(Years)	Rate	(1)(2)	12/31/2016
Debt
Secured debt	7.2	4.05%	4.06%	$168,368
Unsecured debt	5.9	3.66%	4.08%	1,751,861
Total Consolidated Debt	6.1	3.69%	4.08%	$1,920,229

Fixed rate debt (2)	6.7	4.30%	4.18%	$1,820,229
Variable rate debt	4.5	2.23%	2.23%	100,000
Total Consolidated Debt				$1,920,229

Preferred Equity		Redeemable
5.6% Series K Convertible Pref. Shares (3)		(4)		$26,583
7.375% Series L Redeemable Pref. Shares		Jun-17		172,500
7.5% Series I Convertible Preferred Units (5)		Sep-19		8,800
Total Preferred Equity				$207,883

Common Equity
Common Shares				98,499
Common Units				3,590
Total Common Shares and Units				102,089

Closing Common Share Price on 12/31/16				$31.22
Common Equity Market Capitalization				$3,187,219

Total Equity Market Capitalization				$3,395,102

Total Market Capitalization				$5,315,331

(1) Excludes the effect of deferred financing cost amortization.
(2) Includes the effect of interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.
(3) 532,000 shares outstanding with a liquidation preference of $50 per share, and convertible into 434,000 common units.
(4) We redeemed all of our Series K Preferred Shares effective on 1/21/17.
(5) 352,000 units outstanding with a liquidation preference of $25 per unit, and convertible into 176,000 common units.

Investment Grade Ratings & Outlook:			Latest Affirmation
Fitch	BBB-	Stable	10/4/16
Moody’s	Baa3	Stable	7/28/16
Standard & Poor’s	BBB-	Stable	5/24/16

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/16
(dollars in thousands)

									Balloon
									Payment
	Stated	Amount	Maturity			Stated		Amount	Due Upon	Maturity
Unsecured Debt	Rate	Outstanding	Date		Secured Debt	Rate		Outstanding	Maturity	Date
Revolving Credit Facility	L + 1.20%	$—	May-19	(1)(2)	7015 Albert Einstein Drive	7.87%		$1,214	$—	Nov-19
Senior Unsecured Notes					7200 Redstone Gateway (4)	L + 1.85%		13,586	12,132	Oct-20
3.70% due 2021	3.70%	$300,000	Jun-21		7740 Milestone Parkway	3.96%		18,604	15,902	Feb-23
3.60% due 2023	3.60%	350,000	May-23		100 & 30 Light Street	4.32%		54,471	47,676	Jun-23
5.25% due 2024	5.25%	250,000	Feb-24		1000, 1200 and 1100 Redstone
5.00% due 2025	5.00%	300,000	Jul-25		Gateway (4)	4.47%	(5)	35,883	27,649	Jun-24
Subtotal - Senior Unsecured Notes	4.32%	$1,200,000			M Square (5825 & 5850
Unsecured Bank Term Loans					University Research Court)(4)	3.82%		44,610	35,603	Jun-26
					Total Secured Debt	4.05%		$168,368
2020 Maturity	L + 1.4%	300,000	May-20	(2)
2022 Maturity	L + 1.8%	250,000	Dec-22	(3)
Subtotal - Term Loans	2.23%	550,000
Other Unsecured Debt	—%	1,861	May-26
Total Unsecured Debt	3.66%	$1,751,861

Debt Summary
Total Unsecured Debt	3.66%	$1,751,861
Total Secured Debt	4.05%	168,368
Consolidated Debt	3.69%	$1,920,229
Net discounts and deferred
financing costs		(16,228)
Debt, per balance sheet		$1,904,001

Consolidated Debt		$1,920,229
COPT’s share of unconsolid. JV gross debt (6)		30,000
Gross debt		$1,950,229

(1)	The Company’s $800 million line of credit matures in May 2019 and may be extended for two six-month periods, at our option.

(2)	Pre-payable anytime without penalty.

(3)	Pre-payable beginning December 2017 without penalty.

(4)	These properties are owned through consolidated joint ventures.

(5)	Represents the weighted average rate of three loans on the properties.

(6)	See page 33 for additional disclosure regarding an unconsolidated real estate joint venture.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/16 (continued)
_____________________________________________________________________________________________________________

(1) Includes the effect of interest rate swaps in effect that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars, shares and units in thousands, except per share amounts)

		As of and for Three				As of and for Three
		Months Ended		Line of Credit &		Months Ended
Senior Note Covenants (1)	Required	12/31/2016		Term Loan Covenants (1)	Required	12/31/2016
Total Debt / Total Assets	< 60%	41.6%		Total Debt / Total Assets	< 60%	35.5%
Secured Debt / Total Assets	< 40%	3.7%		Secured Debt / Total Assets	< 40%	3.2%
Debt Service Coverage	> 1.5x	3.5x		Adjusted EBITDA / Fixed Charges	> 1.5x	3.1x
Unencumbered Assets / Unsecured Debt	> 150%	243.3%		Unsecured Debt / Unencumbered Assets	< 60%	36.6%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	4.2x

Debt Ratios (2)	Source			Unencumbered Portfolio Analysis
Gross debt	p. 29	$1,950,229		# of unencumbered properties		148
Adjusted book	p. 37	$4,539,768		% of total portfolio		94%
Net debt / adjusted book ratio		38.3%		Unencumbered square feet in-service		14,710
Net debt plus pref. equity / adj. book ratio		42.9%		% of total portfolio		91%
Net debt	p. 37	$1,740,083		NOI from unencumbered real estate operations		$75,167
In-place adjusted EBITDA	p. 10	$76,820		% of total NOI from real estate operations		92%
Net debt / in-place adjusted EBITDA ratio		5.7	x	Adjusted EBITDA from unencumbered real estate operations		$70,213
Net debt plus pref. equity / in-place adj. EBITDA ratio		6.3	x	% of total adjusted EBITDA from real estate operations		91%
Denominator for debt service coverage	p. 36	$19,162		Unencumbered adjusted book		$4,135,432
Denominator for fixed charges	p. 36	$24,386		% of total adjusted book		91%
Adjusted EBITDA	p. 10	$76,781
Adjusted EBITDA debt service coverage ratio		4.0	x
Adjusted EBITDA fixed charge coverage ratio		3.1	x

(1)     The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)     All coverage computations include discontinued operations.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/16
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	NOI for Three Months Ended 12/31/16 (2)	NOI for the Year Ended 12/31/16 (2)	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$1,391	$5,518	$59,300	$44,610	50%
Huntsville, AL:
LW Redstone Company, LLC (6 properties)	505	100.0%	100.0%	1,808	7,223	89,071	49,470	85%
Total/Average	747	100.0%	100.0%	$3,199	$12,741	$148,371	$94,080

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$9,600	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	67,674	—	85%
Washington, DC:
Stevens Place	189	40,925	—	95%
Total	4,798	$118,199	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $49.3 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Venture as of 12/31/16
(dollars and square feet in thousands)

Joint venture information
COPT ownership %	50%
Investment in unconsolidated real estate joint venture	$25,548
Number of properties	6
Square feet	962
Percentage occupied	100%
		COPT’s Share (1)
Balance sheet information
Operating properties, net	$128,525	$64,263
Total Assets	$147,067	$73,534
Debt	$59,553	$29,777		COPT’s Share (1)

Operating information	Three Months Ended 12/31/16		Year Ended 12/31/16 (2)
Revenue	$2,913	$1,504	$5,182	$2,671
Operating expenses	(414)	(207)	(733)	(366)
NOI and EBITDA	2,499	1,297	4,449	2,305
Interest expense	(534)	(267)	(950)	(475)
Depreciation and amortization	(874)	(311)	(1,456)	(518)
Net income	$1,091	$719	$2,043	$1,312

NOI (per above)	$2,499	$1,297	$4,449	$2,305
Straight line rent adjustments	(196)	(194)	(359)	(340)
Cash NOI	$2,303	$1,103	$4,090	$1,965

(1) COPT's share represents the portion allocable to our ownership interest.
(2) Represents activity commencing upon the formation of the joint venture on July 21, 2016.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
GAAP revenues from real estate operations from continuing operations	$127,999	$130,954	$133,924	$133,087	$134,477	$525,964	$519,064
Revenues from discontinued operations	—	—	—	—	—	—	4
Real estate revenues	$127,999	$130,954	$133,924	$133,087	$134,477	$525,964	$519,068

GAAP property operating expenses from continuing operations	$47,562	$49,952	$48,141	$51,875	$48,498	$197,530	$194,494
Property operating expenses from discontinued operations	—	—	—	—	—	—	(6)
Real estate property operating expenses	$47,562	$49,952	$48,141	$51,875	$48,498	$197,530	$194,488

Discontinued Operations
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$4
Property operating expenses	—	—	—	—	—	—	6
Gain on early extinguishment of debt	—	—	—	—	—	—	380
Impairment losses	—	—	—	—	—	—	(234)
Gain on sales of depreciated real estate properties	—	—	—	—	—	—	—
Discontinued operations	$—	$—	$—	$—	$—	$—	$156

Gain on sales of real estate, net, per statements of operations	$6,885	$34,101	$—	$—	$64,047	$40,986	$68,047
Gain on sales of non-operating properties	(7,197)	—	—	—	—	(7,197)	(3,985)
Gain on sales of operating properties	$(312)	$34,101	$—	$—	$64,047	$33,789	$64,062

Impairment losses, per statements of operations	$1,554	$27,699	$69,692	$2,446	$19,744	$101,391	$23,289
Impairment losses on discontinued operations	—	—	—	—	—	—	234
Total impairment losses	$1,554	$27,699	$69,692	$2,446	$19,744	$101,391	$23,523
Impairment losses on previously depreciated operating properties	(1,518)	(25,857)	(55,124)	(847)	(331)	(83,346)	(4,110)
Impairment losses on non-operating properties	$36	$1,842	$14,568	$1,599	$19,413	$18,045	$19,413

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
NOI from real estate operations (1)
Real estate revenues	$127,999	$130,954	$133,924	$133,087	$134,477	$525,964	$519,068
Real estate property operating expenses	(47,562)	(49,952)	(48,141)	(51,875)	(48,498)	(197,530)	(194,488)
COPT’s share of NOI in unconsolidated real estate JV (2)	1,297	1,008	—	—	—	2,305	—
NOI from real estate operations	81,734	82,010	85,783	81,212	85,979	330,739	324,580
General and administrative expenses	(6,211)	(7,242)	(6,512)	(10,130)	(6,609)	(30,095)	(24,526)
Leasing expenses	(1,578)	(1,613)	(1,514)	(1,753)	(1,888)	(6,458)	(6,835)
Business development expenses and land carry costs	(1,747)	(1,716)	(2,363)	(2,418)	(2,521)	(8,244)	(13,507)
NOI from construction contracts and other service operations	1,024	808	525	526	1,075	2,883	3,706
Impairment losses on non-operating properties	(36)	(1,842)	(14,568)	(1,599)	(19,413)	(18,045)	(19,413)
Equity in income of unconsolidated non-real estate entities	(1)	1	10	10	10	20	62
Interest and other income	1,567	1,391	1,330	1,156	1,300	5,444	4,517
(Loss) gain on early extinguishment of debt	(1,073)	(59)	5	17	(402)	(1,110)	85,655
Gain on sales of non-operating properties	7,197	—	—	—	—	7,197	3,985
Interest expense	(18,664)	(18,301)	(22,639)	(23,559)	(22,347)	(83,163)	(89,074)
COPT’s share of interest expense of unconsolidated real estate JV	(267)	(208)	—	—	—	(475)	—
Income tax (expense) benefit	(272)	21	(1)	8	(46)	(244)	(199)
FFO - per NAREIT (1)	$61,673	$53,250	$40,056	$43,470	$35,138	$198,449	$268,951

(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) See page 33 for a schedule of the related components.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Year Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15	12/31/16	12/31/15
Total interest expense	$18,664	$18,301	$22,639	$23,559	$22,347	$83,163	$89,074
Less: Amortization of deferred financing costs	(1,093)	(1,126)	(1,178)	(1,176)	(1,127)	(4,573)	(4,466)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(336)	(332)	(325)	(319)	(317)	(1,312)	(1,166)
Less: Gain (loss) on interest rate derivatives	725	1,523	(319)	(1,551)	(386)	378	(386)
Less: Interest expense on debt in default extinguished via conveyance of properties	—	—	—	—	—	—	(11,224)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	261	204	—	—	—	465	—
Denominator for interest coverage	18,221	18,570	20,817	20,513	20,517	78,121	71,832
Scheduled principal amortization	941	922	1,732	1,800	1,717	5,395	6,728
Denominator for debt service coverage	19,162	19,492	22,549	22,313	22,234	83,516	78,560
Capitalized interest	1,419	1,242	1,309	1,753	1,510	5,723	7,151
Preferred share dividends - redeemable non-convertible	3,640	3,552	3,553	3,552	3,553	14,297	14,210
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$24,386	$24,451	$27,576	$27,783	$27,462	$104,196	$100,581

Preferred share dividends	$3,640	$3,552	$3,553	$3,552	$3,553	$14,297	$14,210
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends - unrestricted shares	26,991	25,963	25,938	25,919	25,895	104,811	103,552
Common share dividends - restricted shares	100	105	96	118	103	419	446
Common unit distributions	987	988	1,004	1,011	1,011	3,990	4,046
Total dividends/distributions	$31,883	$30,773	$30,756	$30,765	$30,727	$124,177	$122,914

Common share dividends - unrestricted shares	$26,991	$25,963	$25,938	$25,919	$25,895	$104,811	$103,552
Common unit distributions	987	988	1,004	1,011	1,011	3,990	4,046
Dividends and distributions for payout ratios	$27,978	$26,951	$26,942	$26,930	$26,906	$108,801	$107,598

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	12/31/16	9/30/16	6/30/16	3/31/16	12/31/15
Total Assets	$3,780,885	$3,634,194	$3,841,692	$3,937,908	$3,909,312
Accumulated depreciation	706,385	681,476	678,827	713,283	700,363
Accumulated depreciation included in assets held for sale	9,566	22,938	76,653	33,143	18,317
Accumulated amort. of real estate intangibles and deferred leasing costs	210,692	201,414	199,038	198,552	195,506
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	11,575	21,469	27,206	20,655	17,456
COPT’s share of liabilities of unconsolidated real estate JV	29,873	30,013	—	—	—
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	938	375	—	—	—
Less: Cash and cash equivalents	(209,863)	(47,574)	(13,317)	(62,489)	(60,310)
COPT’s share of cash of unconsolidated real estate JV	(283)	(444)	—	—	—
Adjusted book	$4,539,768	$4,543,861	$4,810,099	$4,841,052	$4,780,644

Gross debt (page 29)	$1,950,229	$1,921,219	$2,112,700	$2,158,880	$2,097,230
Less: Cash and cash equivalents	(209,863)	(47,574)	(13,317)	(62,489)	(60,310)
COPT’s share of cash of unconsolidated real estate JV	(283)	(444)	—	—	—
Net debt	$1,740,083	$1,873,201	$2,099,383	$2,096,391	$2,036,920
Preferred equity	207,883	207,883	207,883	207,883	207,883
Net debt plus preferred equity	$1,947,966	$2,081,084	$2,307,266	$2,304,274	$2,244,803

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, unconsolidated real estate joint venture cash and cash equivalents, liabilities and accumulated depreciation and amortization (of real estate intangibles and deferred leasing costs) allocable to our ownership interest in the joint venture and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that was allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of acquisition intangibles included in FFO and NOI (including above- and below-market leases and above- or below-market cost arrangements), lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to Cash NOI.

COPT’s share of NOI from unconsolidated real estate joint venture (“JV”)
Represents the net of revenues and property operating expenses of real estate operations owned through an unconsolidated JV that is allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to Diluted FFO.

Corporate Office Properties Trust
Definitions

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gains on sales of, and impairment losses on, properties other than previously depreciated operating properties; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs (including separation related compensation and replacement recruitment costs for Vice President level positions and above); and accounting charges for original issuance costs associated with redeemed preferred shares.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on unrestricted common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with

Corporate Office Properties Trust
Definitions

operating properties on the parcel. FFO also includes adjustments to net income for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net debt
Defined as Gross debt (total outstanding debt debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to an unconsolidated real estate JV that were allocable to our ownership interest in the JV.

Net debt plus preferred equity
Defined as Net debt plus the total liquidation preference of our outstanding preferred equity.

Net debt to Adjusted book and Net debt plus preferred equity to Adjusted book
These measures divide either Net debt or Net debt plus preferred equity (as defined above) by Adjusted book.

Net debt to in-place adjusted EBITDA ratio and Net debt plus preferred equity to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt plus preferred equity (as defined above) divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued real estate operations; and the net of revenues and property operating expenses of real estate operations owned through an unconsolidated real estate JV that is allocable to COPT’s ownership interest in the JV. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that operating income, as reported on our consolidated statements of operations, is the most directly comparable GAAP measure to NOI.

Corporate Office Properties Trust
Definitions

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on unrestricted common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there). Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. The measure also includes replacement capital expenditures of an unconsolidated real estate JV that were allocable to our ownership interest in the JV. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same office property NOI and Same Office Cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Office Properties.  We believe that these are important supplemental measures of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Construction Properties — Properties under, or contractually committed for, construction. Also includes newly-constructed properties that are complete but held for future lease to the United States Government.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties continually owned and 100% operational since at least January 1, 2015, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through an unconsolidated joint venture.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS 4Q AND FULL YEAR 2016 RESULTS

COLUMBIA, MD February 9, 2017 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2016.

Management Comments
“We executed well on all aspects of our 2016 plan, achieving or slightly exceeding our guidance for key earnings and leverage metrics,” stated Stephen E. Budorick, COPT’s President & Chief Executive Officer. “We also implemented important changes to our portfolio, balance sheet and organization that position us to capitalize on the rising demand for efficient, secure real estate solutions throughout our Defense/IT locations. The federal government is signaling broad support for increased investment in cybersecurity and national security-related defense initiatives, and our portfolio and personnel are uniquely aligned to provide real estate solutions for government and defense contractor tenants supporting these missions.”

Financial Highlights

4th Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.22 for the quarter ended December 31, 2016 as compared to $0.59 for the fourth quarter of 2015.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.57 for the fourth quarter of 2016 as compared to $0.31 for the fourth quarter of 2015.

•	FFOPS, as adjusted for comparability, was $0.51 for the quarter ended December 31, 2016 and $0.52 for the fourth quarter of 2015.

Full Year 2016 Financial Results:

•	Diluted loss per share was $(0.03) for the year ended December 31, 2016 as compared to EPS of $1.74 for 2015.

•	Per NAREIT’s definition, FFOPS for 2016 was $1.82 as compared to $2.55 for 2015.

•	FFOPS, as adjusted for comparability, for 2016 and for 2015 was $2.01.

Adjustments for comparability encompass items such as gains and impairment losses on non-operating properties, gains (losses) on early extinguishment of debt, derivative gains (losses), executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

i

Operating Performance Highlights

Portfolio Summary:

•	At December 31, 2016, the Company’s core portfolio of 152 operating office properties was 92.9% occupied and 94.4% leased.

•
During the quarter, the Company placed 155,000 square feet of development into service that, at December 31, 2016, were 100% leased; during the year, the Company placed 700,000 square feet into service that were 93% leased at year-end.

•	At year end, the Company had approximately $95 million of assets held for sale composed of nine operating properties that contain a total of 603,000 square feet and 47 acres of non-strategic land.

Same Office Performance:

•	At December 31, 2016, COPT’s same office portfolio of 133 buildings was 91.5% occupied and 92.8% leased.

•
For the quarter ended December 31, 2016, the Company’s same office property cash NOI increased 4.2% as compared to the quarter ended December 31, 2015. For the full year, same office property cash NOI grew 4.1% versus 2015.

Leasing: In December 2016, the Company executed a lease for a 125,000 square foot, full-building renewal with the U.S. Government. This lease was executed by the customer in January and therefore is not reflected in our year-end leasing statistics. Had the lease been executed in December, the Company’s leasing results for the fourth quarter and year ended December 31, 2016 would have been as follows:

•
Square Feet Leased-For the quarter ended December 31, 2016, the Company leased 658,000 total square feet, including 290,000 square feet of renewing leases, 96,000 square feet of new leases on previously vacant space, and 272,000 square feet in development projects. For the year ended December 31, 2016, the Company completed 3.0 million square feet of leasing, composed of 1.6 million square feet of renewing leases, 463,000 square feet of vacancy leasing, and 843,000 square feet in development projects.

•
Renewal Rates & Rent Spreads on Renewing Leases-During the fourth quarter and for the year, the Company renewed 69% and 77%, respectively, of expiring leases. For the quarter ended December 31, 2016, rents on renewed space increased 9.4% on a GAAP basis and declined 3.0% on a cash basis. For the year, GAAP rents on renewing leases increased 5.3% and cash rents decreased 5.3%.

•
Lease Terms-In the fourth quarter, lease terms averaged 6.7 years on renewing leases, 9.6 years on development leasing, 6.1 years on vacancy leasing, for a weighted average lease term of 7.8 years on all leasing. For the full year ended December 31, 2016, lease terms averaged 6.2 years on renewing leases, 9.8 years on development leasing and 6.3 years on vacancy leasing, for a weighted average lease term of 7.2 years.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has six properties totaling 907,000 square feet under construction that, at December 31, 2016, were 83% leased. These projects have a total estimated cost of $181.6 million, of which $79.1 million has been incurred.

•
The Company also has two completed properties that total 352,000 square feet which are being held for the U.S. Government and which currently are 4% leased. Including these two projects, the Company’s construction pipeline totals 1.3 million square feet and is 61% leased.

•
COPT has 104,000 square feet in three properties under redevelopment, representing a total expected cost of $26.8 million, of which $20.7 million has been invested. The three projects were 55% leased as of January 31, 2017.

Dispositions:

•
During 2016, the Company completed $271 million of dispositions, including the sale of 21 operating properties totaling 1.6 million square feet that were 85.9% occupied for $249 million, and $22 million of non-strategic land.

•	The Company also sold a 50% interest in six triple-net leased, single-tenant data center properties with an aggregate value of $148 million by contributing them into a newly-formed joint venture.

•	The combined value of these transactions was $344 million.

Balance Sheet and Capital Transaction Highlights

•
As of December 31, 2016, the Company’s net debt plus preferred equity to adjusted book ratio was 42.9% and its net debt plus preferred equity to in-place adjusted EBITDA ratio was 6.3x. For the quarter ended December 31, 2016, the Company’s adjusted EBITDA fixed charge coverage ratio was 3.1x.

•
As of December 31, 2016 and including the effect of interest rate swaps, the Company’s weighted average effective interest rate was 4.1%; additionally, 95% of the Company’s debt was subject to fixed interest rates and the debt portfolio had a weighted average maturity of 6.1 years.

•
During the fourth quarter ended December 31, 2016, the Company issued $110 million of common shares through its At-the-Market (“ATM”) program at an average gross price of $29.56 per share. Earlier in the quarter, the Company retired its $120 million Term Loan, which was due in 2019, and now has no debt maturities until 2020.

•	In January 2017, the Company used $26.6 million of cash on-hand to redeem all outstanding shares of its Series K Convertible Preferred.

2017 FFO Guidance
Management is maintaining its previously issued guidance range for full year 2017 FFOPS, as adjusted for comparability, of $2.00-$2.08, and is establishing guidance for the first quarter ending March 31, 2017 at a range of $0.44 -$0.46. Reconciliations of projected diluted EPS to projected FFOPS are as follows:

	Three Months Ending		Year Ending
	March 31, 2017		December 31, 2017
	Low	High	Low	High
EPS	$0.14	$0.16	$0.59	$0.67
Real estate depreciation and amortization	0.35	0.35	1.40	1.40
FFOPS, NAREIT definition	0.49	0.51	1.99	2.07
Original issuance costs of redeemed preferred shares	—	—	0.07	0.07
Gains on sales of non-operating properties	(0.05)	(0.05)	(0.06)	(0.06)
FFOPS, as adjusted for comparability	$0.44	$0.46	$2.00	$2.08

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2016 conference call, the details of which are provided below. An accompanying slide presentation can be viewed on and downloaded from the ‘Investors’ section of the Company’s website (www.copt.com).

Conference Call Information
Management will discuss fourth quarter and full year 2016 earnings results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:        Thursday, February 9, 2017 after the market close
Conference Call Date:        Friday, February 10, 2017
Time:                  12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     888-268-4181
Telephone Number: (outside the U.S.)    617-597-5486
Passcode:                  78416731#

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=P3CMC7QQA

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

Replay Information
A replay of this call will be available beginning at 6:00 p.m. Eastern Time on Friday, February 10, through midnight Eastern Time on Friday, February 24. To access the replay within the United States, please call 888-286-8010 and use passcode 35538878. To access the replay outside the United States, please call 617-801-6888 and use passcode 35538878.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information
COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). We also own a portfolio of Class-A office properties located in select urban/urban-like submarkets within our regional footprint (“Regional Office Properties”). As of December 31, 2016, we derived 87% of core portfolio annualized revenue from Defense/IT Locations and 13% from our Regional Office Properties. As of December 31, 2016, our core portfolio of 152 office properties encompassed 16.3 million square feet and was 94.4% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Revenues
Real estate revenues	$127,999	$134,477	$525,964	$519,064
Construction contract and other service revenues	13,992	8,848	48,364	106,402
Total revenues	141,991	143,325	574,328	625,466
Expenses
Property operating expenses	47,562	48,498	197,530	194,494
Depreciation and amortization associated with real estate operations	32,929	36,237	132,719	140,025
Construction contract and other service expenses	12,968	7,773	45,481	102,696
Impairment losses	1,554	19,744	101,391	23,289
General and administrative expenses	6,211	6,609	30,095	24,526
Leasing expenses	1,578	1,888	6,458	6,835
Business development expenses and land carry costs	1,747	2,521	8,244	13,507
Total operating expenses	104,549	123,270	521,918	505,372
Operating income	37,442	20,055	52,410	120,094
Interest expense	(18,664)	(22,347)	(83,163)	(89,074)
Interest and other income	1,567	1,300	5,444	4,517
(Loss) gain on early extinguishment of debt	(1,073)	(402)	(1,110)	85,275
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	19,272	(1,394)	(26,419)	120,812
Equity in income of unconsolidated entities	718	10	1,332	62
Income tax expense	(272)	(46)	(244)	(199)
Income (loss) from continuing operations	19,718	(1,430)	(25,331)	120,675
Discontinued operations	—	—	—	156
Income (loss) before gain on sales of real estate	19,718	(1,430)	(25,331)	120,831
Gain on sales of real estate	6,885	64,047	40,986	68,047
Net income	26,603	62,617	15,655	188,878
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(793)	(2,172)	155	(6,403)
Preferred units in the OP	(165)	(165)	(660)	(660)
Other consolidated entities	(912)	(916)	(3,711)	(3,515)
Net income attributable to COPT	24,733	59,364	11,439	178,300
Preferred share dividends	(3,640)	(3,553)	(14,297)	(14,210)
Issuance costs associated with redeemed preferred shares	(17)	—	(17)	—
Net income (loss) attributable to COPT common shareholders	$21,076	$55,811	$(2,875)	$164,090
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$21,076	$55,811	$(2,875)	$164,090
Common units in the OP	—	—	—	6,403
Amount allocable to share-based compensation awards	(100)	(230)	(419)	(706)
Numerator for diluted EPS	$20,976	$55,581	$(3,294)	$169,787
Denominator:
Weighted average common shares - basic	95,066	94,164	94,502	93,914
Common units in the OP	—	—	—	3,692
Dilutive effect of share-based compensation awards	76	—	—	61
Weighted average common shares - diluted	95,142	94,164	94,502	97,667
Diluted EPS	$0.22	$0.59	$(0.03)	$1.74

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Net income	$26,603	$62,617	$15,655	$188,878
Real estate-related depreciation and amortization	32,929	36,237	132,719	140,025
Impairment losses on previously depreciated operating properties	1,518	331	83,346	4,110
Gain on sales of previously depreciated operating properties	312	(64,047)	(33,789)	(64,062)
Depreciation and amortization on unconsolidated real estate entities	311	—	518	—
Funds from operations (“FFO”)	61,673	35,138	198,449	268,951
Noncontrolling interests - preferred units in the OP	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(1,085)	(817)	(4,020)	(3,586)
Preferred share dividends	(3,640)	(3,553)	(14,297)	(14,210)
Issuance costs associated with redeemed preferred shares	(17)	—	(17)	—
Basic and diluted FFO allocable to share-based compensation awards	(208)	(115)	(694)	(1,041)
Basic and Diluted FFO available to common share and common unit holders (“Diluted FFO”)	56,558	30,488	178,761	249,454
Operating property acquisition costs	—	32	—	4,134
Gain on sales of non-operating properties	(7,197)	—	(7,197)	(3,985)
Impairment losses on non-operating properties	36	19,413	18,045	19,413
(Gain) loss on interest rate derivatives	(725)	386	(378)	386
Loss (gain) on early extinguishment of debt	1,073	402	1,110	(85,655)
Issuance costs associated with redeemed preferred shares	17	—	17	—
Add: Negative FFO of properties conveyed to extinguish debt in default (1)	—	—	—	10,456
Demolition costs on redevelopment properties	—	225	578	1,396
Executive transition costs	431	—	6,454	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	26	(88)	(73)	225
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,219	50,858	197,317	195,824
Straight line rent adjustments	1,294	(2,677)	1,500	(13,497)
Straight line rent adjustments - properties in default conveyed	—	—	—	(115)
Amortization of intangibles included in net operating income	463	365	1,488	1,428
Share-based compensation, net of amounts capitalized	1,174	1,625	5,549	6,574
Amortization of deferred financing costs	1,093	1,127	4,573	4,466
Amortization of net debt discounts, net of amounts capitalized	336	317	1,312	1,166
Replacement capital expenditures	(13,716)	(20,086)	(53,102)	(49,266)
Diluted AFFO adjustments allocable to other noncontrolling interests	42	63	179	118
Diluted AFFO adjustments on unconsolidated real estate JV	(188)	—	(329)	—
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$40,717	$31,592	$158,487	$146,698
Diluted FFO per share	$0.57	$0.31	$1.82	$2.55
Diluted FFO per share, as adjusted for comparability	$0.51	$0.52	$2.01	$2.01
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2016	December 31, 2015
Balance Sheet Data
Properties, net of accumulated depreciation	$3,073,362	$3,349,748
Total assets	3,780,885	3,909,312
Debt, per balance sheet	1,904,001	2,077,752
Total liabilities	2,163,242	2,273,530
Redeemable noncontrolling interest	22,979	19,218
Equity	1,594,664	1,616,564
Net debt to adjusted book	38.3%	42.6%

Core Portfolio Data (as of period end) (1)
Number of operating properties	152	157
Total net rentable square feet owned (in thousands)	16,301	17,038
Occupancy %	92.9%	92.7%
Leased %	94.4%	93.9%

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2016		2015		2016		2015
Payout ratios
Diluted FFO	49.5%		88.3%		60.9%		43.1%
Diluted FFO, as adjusted for comparability	55.7%		52.9%		55.1%		54.9%
Diluted AFFO	68.7%		85.2%		68.6%		73.3%
Adjusted EBITDA fixed charge coverage ratio	3.1	x	2.9	x	3.0	x	3.0	x
Net debt to in-place adjusted EBITDA ratio (2)	5.7	x	6.5	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	95,142		94,164		94,502		97,667
Weighted average common units	3,591		3,677		3,633		—
Anti-dilutive EPS effect of share-based compensation awards	—		—		92		—
Denominator for diluted FFO per share and as adjusted for comparability	98,733		97,841		98,227		97,667

(1)
Represents Defense/IT Locations and Regional Office properties excluding properties held for sale, and includes six properties owned through an unconsolidated joint venture totaling 962,000 square feet that were 100% occupied and leased.

(2)	Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares	$26,991	$25,895	$104,811	$103,552
Common unit distributions	987	1,011	3,990	4,046
Dividends and distributions for payout ratios	$27,978	$26,906	$108,801	$107,598

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$26,603	$62,617	$15,655	$188,878
Interest expense on continuing operations	18,664	22,347	83,163	89,074
Income tax expense	272	46	244	199
Real estate-related depreciation and amortization	32,929	36,237	132,719	140,025
Depreciation of furniture, fixtures and equipment	512	597	2,151	2,206
Impairment losses	1,554	19,744	101,391	23,523
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	1,073	402	1,110	(85,655)
Gain on sales of operating properties	312	(64,047)	(33,789)	(64,062)
Gain on sales of non-operational properties	(7,197)	—	(7,197)	(3,985)
Net (gain) loss on investments in unconsolidated entities included in interest and other income	(117)	6	(149)	127
Business development expenses	1,167	1,512	4,823	4,775
Operating property acquisition costs	—	32	—	4,134
EBITDA from properties conveyed to extinguish debt in default	—	—	—	(768)
Demolition costs on redevelopment properties	—	225	578	1,396
Adjustments from unconsolidated real estate JV	578	—	993	—
Executive transition costs	431	—	6,454	—
Adjusted EBITDA	$76,781	$79,718	$308,146	$299,867
Proforma net operating income adjustment for property changes within period	39	(1,738)
In-place adjusted EBITDA	$76,820	$77,980

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$18,664	$22,347	$83,163	$89,074
Less: Amortization of deferred financing costs	(1,093)	(1,127)	(4,573)	(4,466)
Less: Amortization of net debt discount, net of amounts capitalized	(336)	(317)	(1,312)	(1,166)
Less: Gain (loss) on interest rate derivatives	725	(386)	378	(386)
Less: Interest expense on debt in default extinguished via conveyance of properties	—	—	—	(11,224)
COPT’s share of interest expense of unconsolidated real estate JV, excluding deferred financing costs	261	—	465	—
Scheduled principal amortization	941	1,717	5,395	6,728
Capitalized interest	1,419	1,510	5,723	7,151
Preferred share dividends	3,640	3,553	14,297	14,210
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$24,386	$27,462	$104,196	$100,581

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$8,000	$6,836	$45,020	$24,244
Building improvements	7,064	16,674	22,026	28,643
Leasing costs	1,387	3,518	9,365	8,504
Less: Excluded tenant improvements and incentives	871	(393)	(14,073)	(1,438)
Less: Excluded building improvements	(3,606)	(6,551)	(8,817)	(9,879)
Less: Excluded leasing costs	—	2	(419)	(808)
Replacement capital expenditures	$13,716	$20,086	$53,102	$49,266

Same office property cash NOI	$63,938	$61,359	$247,705	$237,860
Straight line rent adjustments and lease incentive amortization	(1,829)	(177)	(8,892)	3,297
Add: Amortization of deferred market rental revenue	(1)	28	89	99
Less: Amortization of below-market cost arrangements	(218)	(259)	(873)	(1,034)
Add: Lease termination fee, gross	601	416	2,280	2,366
Add: Cash NOI on tenant-funded landlord assets	1,370	547	7,160	937
Same office property NOI	$63,861	$61,914	$247,469	$243,525

	December 31, 2016	December 31, 2015
Reconciliation of total assets to adjusted book
Total assets	$3,780,885	$3,909,312
Accumulated depreciation	706,385	700,363
Accumulated depreciation included in assets held for sale	9,566	18,317
Accumulated amortization of real estate intangibles and deferred leasing costs	210,692	195,506
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	11,575	17,456
COPT’s share of liabilities of unconsolidated real estate JV	29,873	—
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JV	938	—
Less: Cash and cash equivalents	(209,863)	(60,310)
COPT’s share of cash of unconsolidated real estate JV	(283)	—
Adjusted book	$4,539,768	$4,780,644

Reconciliation of debt outstanding to net debt
Debt outstanding (excluding net debt discounts and deferred financing costs)	$1,950,229	$2,097,230
Less: Cash and cash equivalents	(209,863)	(60,310)
COPT’s share of cash of unconsolidated real estate JV	(283)	—
Net debt	$1,740,083	$2,036,920

x